EXHIBIT 99.1

Re: Proposal dated June 12, 2023 regarding contemplated license to be granted by DYO Biotechnologies, Pty, Ltd (“DYO”) to Sybleu Inc. (“Company”) . DYO and Company may be referred to as Party or collectively as Parties.

DYO warrants and represents that DYO possesses all proprietary rights, including, but not limited to, the copyrights, trade secrets, trademarks and associated good will and patent rights to the following invention ( “Invention”):

Artificial intelligence/machine learning engine designed to utilize existing chemical library structures in an integrated model to predict highly specific and sensitive novel chemical structures for molecular targets ( “Invention”) . The Invention has been used successfully in predicatively designing a drug which inhibits a highly amplified gene in acute myeloid leukemia and is currently in Phase 1 clinical trials.

For purposes of this Non-Binding letter:

The technical information and know-how existing prior to the effective date of any definitive agreement which may be entered into by and between the Parties relating to the Invention or the Patent Rights, whether or not protectable as a trade secret or otherwise , that DYO discloses or provides to Company (“Technical Information”) and (b) tangible materials which are (i) physical embodiments of the Invention; or (ii) useful or necessary for Company’s ability to exploit the invention or Patent Rights (“Materials”) shall be referred to as “Technology”.

1. DEFINITIONS

“Field” shall mean small molecule drug development for human or animal health.

“IND” shall have the meaning as defined by the FDA for human clinical drug testing (Investigational New Drug) or for animal testing (INAD)

“Licensed Method” shall mean any method or process that uses Technology

“Licensed Products” shall mean any product, kit, composition, or part thereof: (a) that incorporates, uses, or is enabled or derived from the use of the Technology; or (b) that is produced or enabled by a Licensed Method.

“Licensed Service” shall mean any service performed by Company or Sublicensee for the benefit of a third party that, in whole or in part, (a) uses Technology; (b) uses Licensed Product(s); or (c) that practices or is enabled by a Licensed Method.

“Net Sales” shall mean (a) The aggregate sum of all gross invoice prices of, plus the fair market value of any non-cash consideration received from third party customers for Licensed Products or Licensed Services sold or leased by Company or Sublicensees in the Territory, less (b) the aggregate sum of the following actual and customary deductions, where applicable and separately listed and in each case not otherwise reimbursed to the invoicing entity: (i) cash, trade, or quantity discounts; (ii) sales, use, VAT, tariff, import/export duties or other excise taxes imposed on particular sales (except for income taxes imposed on the sales of Licensed Product); (iii) transportation handling, or insurance charges; (iv) credits to customers because of billing errors, chargebacks, coupons, rebates, recalls, refunds, rejections, retroactive price adjustments, or returns. It is contemplated that any definitive agreement will contain customary deductions for combination products.

“Patent Rights” shall mean DYO’s right in any of the following: (a) any US patents and patent applications disclosing and claiming the inventions, invented by Inventors, assigned to DYO, and filed by DYO; (b) applications that claim priority thereto, and continuing applications thereof including divisions, substitutions, continuations, and continuations-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application); (c) any patents issuing on such applications, including, without limitation, reissues, renewals, reexaminations and extensions; and (d) any corresponding foreign applications or patents.

“Sublicense” shall mean an agreement or arrangement into which Company enters with a third party for the purpose of: (a) granting to such third-party certain rights under the License ( as such term is defined in Section 1 of this Letter); (b) granting to such third party an option to certain rights under the License; or (c) forbearing the exercise by Company of any rights under the License for the benefit of such third party

“Sublicense Consideration” shall mean the aggregate sum of all cash payments, plus the fair market value of any other non-cash consideration received by Company from Sublicensees in consideration for and allocable to the grant of a Sublicense with respect to any Licensed Product, Licensed Service, or Licensed Method; provided, however, that “Sublicense Consideration” shall not include: (a) royalties [or other payments] paid to Company by a Sublicensee based upon sales or net sales by the Sublicensee (a portion of which is contemplated to be due in accordance with the “Earned Royalty” section of this Letter); (b) equity investments in Company by a Sublicensee up to the amount of the fair market value of the equity purchased on the date of the investment; (c) loan proceeds paid to Company by a Sublicensee in an arms-length, full recourse debt financing to the extent that such loan is not forgiven; and (e) sponsored research funding, preclinical and clinical study fees, and research and development fees paid to Company by a Sublicensee in a bona fide transaction for future documented research to be performed by or on behalf of Company for the further development of Licensed Product, Licensed Services, or Licensed Methods.

“Sublicensee” shall mean a third party with whom Company enters into a Sublicense.

“ Term” shall mean the period of time beginning on the effective date of any definitive agreement and terminating on the last to expire Royalty Term. .

“Royalty Term” shall mean the period of time beginning on the first commercial sale of a Licensed Product in a given country and, expires on a country-by-country basis with respect to each Licensed Product, upon the later of: (a) the expiration, abandonment, or invalidation of the last to expire, abandoned or invalidated Valid Claim of the Patent Rights in such country; (b) the expiration of any granted statutory period of marketing exclusivity within a country; and (c) 12 years from of the date of the first commercial sale of such Licensed Product in such country.

“Territory” shall mean worldwide

2. LICENSE

This (“LOI”) dated _____ contemplates the grant from DYO to of an exclusive license (including the right to grant and authorize sublicenses through multiple tiers) under the Patent Rights and the Technology: (a) to make, have made, use, offer for sale, sell, perform, have performed export and import Licensed Products and Licensed Services; (b) to practice Licensed Methods; and (c) to use Technology, all in the Field, within the Territory and during the Term (the “License”). Ownership of and patent rights to any Licensed Product, Licensed Method or Licensed Service developed by the Company shall belong exclusively to the Company.

3. TERM OF THIS LOI, GOOD FAITH

The term of this LOI shall be ninety days from the date of execution of this LOI(“LOI Term”). The Parties agree to negotiate in good faith to enter into a mutually acceptable definitive agreement with regard to the subject matter contemplated by this LOI until the completion of the LOI Term.

4.  CONSIDERATION

It is contemplated that the following consideration shall be paid to DYO be Company pursuant to the License:

A. License Issue Fee:	Company shall pay DYO $25,000, payable within 30 days after the effective date of the License contemplated to be granted (“Effective Date) , and $125,000 payable upon the earlier of a) the closing of an arm’s length equity financing with investors raising at least $2 Million in net proceeds to Company or b) at the first-year anniversary of the Effective Date.
B. Equity:	Company will issue DYO Founders its common stock by means of a Common Stock Purchase Agreement with usual and customary Company representations and warranties to be executed concurrently with the Agreement.	3% equity in the Company

C. License Maintenance Fees: Until the first commercial sale of the first Licensed Product, Company will pay to DYO on each anniversary of the Effective Date the applicable license maintenance fees listed below, with the last year pro-rated:
Date	PAYMENT
1st - 3rd anniversary of Effective Date	$10,000
4th anniversary of Effective Date	$15,000
5th and each anniversary of Effective Date	$25,000
6th anniversary of Effective Date	$35,000
7th anniversary of Effective Date	$50,000
8th anniversary of Effective Date and each anniversary thereafter	$75,000

D. Milestone Payments. Company will pay DYO the following non-creditable milestone payments for each Licensed Product whether such milestone is achieved by Company or its Sublicensee:

Milestone	AMOUNT
1. Dosing of a first patient or animal in a Phase I or Phase I/II Clinical Trial for Licensed Product	$150,000
2. Dosing of a first patient in a Phase III Clinical Trial for Licensed Product	$500,000
3. FDA (US) Approval of a Licensed Product	$3,000,000
4. EMA (EU) Approval of a Licensed Product	$1,500,000
5. PMDA (JPN) Approval of a Licensed Product	$1,000,000
6. Cumulative Net Sales of Licensed Products reach $100 Million	$2,000,000

Such milestone payments shall be due within thirty (30) days of achievement of the event. If a particular Licensed Product is not required to undergo the event associated with a particular milestone for such Licensed Product (a “Skipped Milestone”) such Skipped Milestone will be deemed to have been achieved upon the occurrence the next successive milestone with respect to such Licensed Product).

E.  Pediatric Voucher. Company will pay DYO ten percent (10%) of any consideration received from a sale or transfer to a third party of a Pediatric Voucher issued by the FDA to Company as the sponsor of an IND or marketing approval for a Licensed Product.

F.  Earned Royalty: Company will pay DYO an earned royalty on Net Sales of Licensed Products by Company, and Sublicensees. Royalties are payable on an annual worldwide Net Sales basis cumulative for each calendar year with an annual gross-up (if required) to reflect the actual royalty tier achieved for the applicable calendar year.

If Company must obtain a license from a third party to avoid infringement of such third party’s patent rights in order to manufacture, use, or commercialize a given Licensed Product and, if the royalties required to be paid to such third party for such license, together with those royalties payable to DYO under the Agreement in aggregate exceed 5% Net Sales for such Licensed Product then the royalty owed to DYO for said Licensed Product will be reduced by an amount calculated as follows:

R=(C*(A/(A+B)))

Where

R=reduction of DYO royalty

A= undreduced DYO royalty

B=sum of all Third Party royalties

C=increment of projected total royalty above 5%

G. Sublicense Consideration: Company will pay DYO sublicense fees on the applicable percentage of all Sublicense Consideration received by Company from its Sublicensees, according to the following schedule:

EVENT ACHIEVED BY COMPANY PRIOR TO EXECUTION OF A SUBLICENSE BY LICENSEE (for the Licensed Product that is the subject of the Sublicense)	PERCENTAGE OF SUBLICENSEE CONSIDERATION PAYABLE TO DYO
1. Prior to filing of first IND	40%
2. After filing of first IND but prior to dosing of a first patient in a Phase III Clinical Trial of Licensed Product	20%
3. After dosing of a first patient in a Phase III Clinical Trial and prior of first commercial sale of first Licensed Product	15%
4. After first commercial sale of first Licensed Product	10%

H. Minimum Annual Royalties: Beginning in the calendar year of commercial sales of the first Licensed Product by Company, or a Sublicensee and if the total earned royalties paid by Company in any such year cumulatively are less than the applicable Minimum Annual Royalty in the table below, then Company shall pay to DYO the difference between the applicable Minimum Annual Royalty and the total earned royalty paid by Company for such year.
CALENDAR YEAR	MINIMUM ANNUAL ROYALTY
1st	$50,000
2nd	$100,000
3rd	$250,000
4th and beyond	$300,000

I. Litigation	IP Enforcement – Company shall have the first right, but not the obligation, to enforce intellectual property rights licensed herein
J. Recoveries

Any recoveries paid by third parties shall first be applied to reimbursement of expenses of both parties. In the event that Company was the prosecuting party, any remainder after payment of expenses shall be divided: (a) to the extent the amount recovered reflects Company’s lost profits or royalties, Company shall retain the remainder, less the amount of any royalties that would have been due DYO on account of such lost profits or royalties and

(b) to the extent the amount recovered does not reflect Company’s lost profits or royalties (e.g., special or punitive damages), 70% shall be paid to Company, and thirty percent 30% to DYO. If DYO was the prosecuting party, 100% of recovery after expenses will be retained by DYO.

5. RESEARCH AGREEMENT

Company agrees that within 30 days of raising USD $2 million, Company will enter into a research collaboration agreement with DYO to immediately begin utilizing these funds to enable the Technology for the benefit of developing Company’s existing and future small molecule drug intellectual property. It is anticipated that this research agreement will utilize substantially all of these funds over two years. All results, discoveries, intellectual property and chemical structures resulting from this Research Agreement will be the exclusive property of the Company.

6. DUE DILIGENCE

During the LOI Term Company shall be given the opportunity to examine and have examined by third party experts of Company’s choosing (at Company’s expense) any and all information deemed relevant by Company to the contemplated License including but not limited to financial records, agreements, data on the DYO IP, and test results on the Technology (“Due Diligence”). DYO shall provide full and unfettered access to Company of the Due Diligence and promptly make Due Diligence available to Company during the course of the LOI Term.

7. CONFIDENTIALITY

Confidential Information. The Parties may provide confidential information to each other, including but not limited to each Party’s know-how, invention disclosures, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof. As used herein, “Confidential Information” means any information of a confidential and proprietary nature disclosed by a Party to this Letter to the other Party (i) in written form marked “confidential” or (ii) in oral form if summarized in a writing marked “confidential” delivered to the receiving Party within thirty (30) days after the oral disclosure.

Confidentiality and Non-Use. The recipient of a disclosing Party’s Confidential Information shall maintain such Confidential Information in confidence, and shall disclose such Confidential Information only to its employees, agents, consultants, affiliates, licensors, sublicensees, attorneys, accountants, investors, potential acquirers and advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those set forth herein and for whom each Party shall be responsible for any breach of this Section 5. The recipient of the disclosing Party’s Confidential Information shall use such Confidential Information solely to exercise its rights and perform its obligations under this Letter (including, without limitation, the right to use and disclose such Confidential Information in regulatory applications and filings), unless otherwise mutually agreed in writing. The recipient of the other Party’s Confidential Information shall take the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care).

Exclusions. Confidential Information shall not include information that: (a) is in the recipient’s possession prior to receipt from the disclosing Party as established by documentary proof; (b) is or becomes, through no fault of the recipient or its affiliates or sublicensees hereunder, publicly known (as shown by the recipient’s written record); (c) is furnished to the recipient by a third party without breach of a duty to the disclosing Party; (d) is independently developed by the recipient without use of, application of or access to the disclosing Party’s Confidential Information; or (e) is required to be disclosed under applicable law, but only for the sole purpose of and solely to the extent required by such law, and provided that the recipient, to the extent possible, shall give the disclosing Party prior written notice of the proposed disclosure and cooperate fully with the disclosing Party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

Termination. All obligations of confidentiality and non-use imposed under this Section 5 (Confidentiality) shall expire five (5) years after the later of the date of the termination of the obligations of the parties pursuant to this Letter or the termination of the execution of a mutually acceptable definitive agreement with regard to the subject matter contemplated by this Letter.

8. NON-BINDING:

Other than as to Section 3, Section 6, Section 7 and Section 9, the Parties agree that this LOI does not constitute a binding commitment by either Party with respect to any transaction. The non-binding provisions of this LOI reflect only the Parties’ current understanding of the contemplated License and a binding contract will not exist between the Parties unless and until they sign and deliver a mutually acceptable definitive agreement. Other than to impose a duty to the Parties to negotiate in good faith, to provide Due Diligence to Company, and to not disclose Confidential Information, no obligations of one Party to the other or liability of any kind shall arise from executing this LOI or its taking or refraining from taking any actions relating to the proposed License.

9. GOVERNING LAW, VENUE:

All questions concerning the construction, validity, enforcement and interpretation of this LOI shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this LOI, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

AGREED AND ACCEPTED THIS 12th DAY OF June, 2023:

COMPANY	DYO
By: Joseph G. Vaini	By: Harry M. Lander, Ph.D.
Its: Chief Executive Officer	Its: Managing Director
Signature:/s/ Joseph G Vaini	Signature: /s/ Harry M. Lander